UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________________________

FORM 8-K /A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2008

First Horizon National Corporation
(Exact Name of Registrant as Specified in Charter)

TN	001-15185		62-0803242
(State or Other Jurisdiction	(Commission File Number)		(IRS Employer
of Incorporation)			Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE		38103
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE ON AMENDMENT

On June 4, 2008 the registrant filed a Current Report on Form 8-K dated June 3, 2008 which included Items 1.01, 2.05, and 9.01. In Item 9.01 of that original Report, the registrant listed the exhibits associated with the report but indicated that the exhibits would be filed at a later time. This amendment to that original Report is filed for the sole purpose of filing those exhibits and including an Exhibit Index. Accordingly, the only Item being amended is Item 9.01. For the convenience of the reader, this amendment restates all Items of the original Report in full.

* * * * *

      ITEM 1.01. Entry into a Material Definitive Agreement.

     On June 3, 2008, First Tennessee Bank National Association (“First Tennessee Bank”), a subsidiary of First Horizon National Corporation (collectively with First Tennessee Bank, “First Horizon”), entered into an Asset Purchase Agreement (“APA”) with MetLife Bank, National Association (“MetLife Bank”), a subsidiary of MetLife, Inc., under which First Horizon has agreed to sell to MetLife Bank certain assets, and MetLife Bank has agreed to assume certain liabilities, related to First Horizon’s mortgage origination franchise and servicing platform but excluding locations and personnel associated with First Horizon’s Tennessee-footprint production offices (the “National Mortgage Business”). The parties also have entered into a Servicing Rights Purchase and Sale Agreement (“MSR Sale Agreement”) providing for the sale by First Horizon to MetLife Bank of mortgage servicing rights (“MSR”) on approximately $20 billion unpaid principal balance of first lien mortgage loans, and a Mortgage Loan Subservicing Agreement (“Subservicing Agreement”) providing for servicing by MetLife Bank for up to three years of First Horizon’s entire remaining MSR portfolio currently serviced on First Horizon’s MSR platform and not otherwise sold to MetLife Bank or other third parties. The MSR Sale Agreement and Subservicing Agreement together are referred to as the “MSR Agreements,” and the MSR Agreements together with the APA are referred to as the “Agreements.”

Key terms of the Agreements are described below:

Key assets to be sold by First Horizon

<>	All of First Horizon’s mortgage production offices along with furnishings and other related assets, excluding those offices associated with its Tennessee-based market footprint and offices that are closed prior to closing of the sale.

<>	Approximately $20 billion (unpaid principal balance) of Fannie Mae MSR assets.

<>	Tangible balance sheet assets associated with the National Mortgage Business, including First Horizon’s mortgage loan pipeline and applicable software, but excluding all held for sale loan inventory.

<>	Certain hedge position assets (to the extent applicable to the pipeline and MSR assets to be sold and to the extent assumption and transfer is feasible) and certain other assets.

Key liabilities to be assumed by MetLife Bank

<>	Office leases and other contracts directly associated with the National Mortgage Business.

<>	Balance sheet liabilities directly associated with the National Mortgage Business, including the liability for custodial accounts associated with the MSR assets to be sold to MetLife Bank.

<>	Certain hedge position liabilities (to the extent applicable to the pipeline and MSR assets to be sold and to the extent assumption and transfer is feasible) and certain other liabilities.

<>	Commitments to fund loans that are in the pipeline at closing. First Horizon has agreed to participate as a minority lender in a line of credit facility for the purpose of financing MetLife Bank’s mortgage loan warehouse. See “Other key covenants & restrictions” for additional information.

Key mortgage-related assets & liabilities to be retained by First Horizon

<>	Mortgage production offices and leases and other related assets and liabilities associated with First Horizon’s Tennessee-based market footprint and with closed National Mortgage Business branches.

<>	First Horizon’s remaining mortgage loan and MSR portfolio and related real estate assets.

<>	Mortgage loans held for sale in the warehouse. Although the warehouse will not be sold to MetLife Bank, First Horizon intends to continue selling warehouse loans in the normal course of business.

<>	First Horizon’s mortgage headquarters building in the Dallas, Texas metro area. A substantial portion of that building is to be leased to MetLife Bank. See “Supplemental Agreements” below.

<>	Obligations for borrowed money, and liabilities for actions or events prior to closing, related to the National Mortgage Business

Purchase price for National Mortgage Business assets

<>	Generally, MetLife Bank has agreed to pay net book value (based on generally accepted accounting principles consistently applied) for the National Mortgage Business including the MSRs being sold to MetLife Bank, reduced by $10 million. The price is subject to possible increase in certain circumstances. Certain intangible assets, including third party non-compete covenants in favor of First Horizon, are included in the assets to be sold but are excluded from the purchase price calculation.

<>	The purchase price is to be based on First Horizon’s unaudited balance sheet, updated as of the closing date subject to a post-closing true-up mechanism in a manner prescribed in the APA.

Closing date

<>	The closing date scheduled in the Agreements is July 31, 2008, subject to the conditions specified in the Agreements. See “Key Conditions to Closing” below for additional information.

<>	MetLife Bank has the right to extend the closing until August 31, 2008, subject to certain terms and conditions specified in the APA. The only circumstances under which MetLife Bank may exercise the extension is if there is a delay in obtaining approval by the Government National Mortgage Association or a delay in converting employees to be hired to MetLife Bank’s employment and personnel systems.

<>	Many other factors, pertaining to conditions to closing, transition matters, and other matters, could prompt the parties to mutually agree to delay the closing date.

Key subservicing terms

<>	MetLife Bank has agreed to provide subservicing of First Horizon’s retained MSRs.

<>	First Horizon retains the ability in the future to hold or sell its retained MSRs. However, in certain circumstances sales of MSRs during the first three years after closing could result in First Horizon having to pay MetLife Bank certain make-whole payments or an early termination fee as discussed below.

<>	First Horizon is required to guarantee a direct cost to service (“Direct Cost”) in the MSR platform of $65.00 per loan annually, excluding certain costs related to defaulted loans. In connection with that guarantee and for a period of three years from the closing date, First Horizon has agreed to (i) maintain a certain minimum number of loans on the MSR platform, or (ii) make a quarterly cash payment (the “Make-Whole Payment”) to MetLife Bank according to an agreed schedule if Direct Cost exceeds the guaranteed cost level.

<>	First Horizon has the right to terminate the Subservicing Agreement before its 3-year term expires. Subject to certain exceptions, upon such an early termination First Horizon would be required to either (i) continue to pay Make-Whole Payments for the remainder of the Agreement’s 3-year term, or (ii) pay a one-time termination fee.

<>	The scheduled Make-Whole Payments and early termination fees diminish with the passage of time and expire after twelve quarters. There is an overall cap on Make-Whole Payments and any termination fee: the aggregate Make-Whole Payments and/or termination fee cannot exceed $19.4 million in total if determined during the first 4 quarters of the Subservicing Agreement and cannot exceed $15.0 million in total if determined during the next 8 quarters of the Subservicing Agreement. Among other things, First Horizon’s obligation to provide for the Make-Whole Payments or termination fees is contingent upon MetLife Bank maintaining certain service levels on the MSR platform.

<>	Each party retains all benefit of servicing fees, ancillary income, and custodial fund float from their respective MSRs serviced on the MSR platform, but the parties share ratably in all Direct Costs during the term of the Subservicing Agreement.

Other key covenants & restrictions

<>	First Horizon has agreed to participate as a minority lender in a line of credit facility for the purpose of financing MetLife Bank’s warehouse of mortgage loans. First Horizon’s commitment is subject to certain conditions, including among others that: the lead lender for the warehouse facility is to be an affiliate of JPMorgan Chase & Co. (“JPM”); First Horizon’s commitment to the warehouse facility is to be no more than $50 million and no more than one-half of JPM’s commitment; First Horizon’s commitment is not to exceed 12 months; and the warehouse facility is to be extended on market terms and conditions.

<>	First Horizon has agreed to a two-year non-compete covenant related to the National Mortgage Business with a carve-out for First Horizon continuing to operate retail mortgage lending in its First Tennessee Bank footprint market (including future markets entered on a de-novo basis or thru acquisition/merger).

<>	First Horizon and MetLife have agreed to mutual non solicitation and no hire covenants related to the employees of the National Mortgage Business.

<>	First Horizon’s representations and warranties under the APA are subject to a survival period of 12 months from the closing date, with a loss deductible of $400,000 and a loss cap of $4 million, subject to certain exceptions and exclusions. First Horizon’s covenants under the APA are subject to a loss deductible of $1 million and a loss cap of $10 million, subject to certain exceptions and exclusions. Certain of the excepted matters have separate survival periods, deductibles, and/or loss caps.

<>	Until closing and unless MetLife Bank agrees otherwise, the APA requires First Horizon to conduct the National Mortgage Business in the ordinary course, subject to certain exceptions.

<>	For a time following closing, MetLife Bank will have the temporary right to continue to use certain of First Horizon’s tradenames and trademarks, as well as certain other intellectual property not sold to

MetLife Bank, that are connected with the National Mortgage Business. MetLife has agreed to discontinue that use as soon as reasonably practicable, as provided in the APA.

Employees

MetLife Bank has agreed to offer employment to most employees working in the National Mortgage Business at generally comparable compensation opportunities, subject to MetLife Bank compensation guidelines and, overall, subject to certain conditions and procedures.

Key conditions to closing

The Agreements provide for many conditions to closing that are outside of First Horizon’s control. Conditions to closing the APA that First Horizon presently believes are key include:

<>	First Horizon’s representations and warranties are materially correct at closing or at another applicable date, as provided in the APA.

<>	No event has occurred which has had or is reasonably likely to have had a material adverse effect, as defined in the APA.

<>	Certain approvals are given by certain mortgage industry agencies including, among others, Government National Mortgage Association, Federal National Mortgage Association, and Federal Home Loan Mortgage Corporation.

<>	Banking and other regulatory or governmental approvals are obtained, to the extent required by applicable laws and regulations.

The Subservicing Agreement’s subservicing arrangement is not effective until the closing of the APA. A condition to the closing of the MSR Sale Agreement is the closing of the APA. Closing and effectiveness of all three Agreements is intended to be simultaneous.

Termination of the APA

A failure of any condition to closing could result in the APA terminating without closing, although generally a party may waive any condition provided for its benefit. The APA also may be terminated without closing in the following ways:

<>	By mutual consent of the parties.

<>	By either party if the other breaches the APA, subject to certain exceptions and cure provisions.

<>	By either party if certain governmental orders arise prohibiting or restraining the transaction.

Amendment and waiver

<>	Any of the Agreements may be amended by mutual agreement of the parties.

<>	Either party may waive any covenant or condition provided for that party’s benefit.

Supplemental agreements

The APA contemplates that the parties will enter into additional, supplemental agreements at closing or at other future times. In most cases the terms of those supplemental agreements have not been negotiated fully or at all. Supplemental agreements that First Horizon presently believes to be important to understanding the Agreements include:

<>	A lease by MetLife Bank of nearly 200,000 square feet of space in First Horizon’s mortgage division headquarters building in the Dallas, Texas metropolitan area. The lease is to have a term of 3 years.

<>	A transition services agreement (“TSA”). The TSA is to provide for certain services the parties will perform for each other after closing on an interim basis to effectuate certain transitional matters. The charges for those services generally are to be equal to the providing party’s actual costs.

<>	The warehouse line of credit facility with JPM described above under “Other key covenants & restrictions. ”

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On June 3, 2008, First Horizon executed the APA and other Agreements referred to in Item 1.01 of this Report. The discussion in Item 1.01 is incorporated into this Item by this reference.

As a result of entering into this transaction and First Horizon’s ongoing efforts to reduce infrastructure and servicing assets associated with the mortgage business, First Horizon estimates it will incur pre-tax charges totaling approximately $50 million to $70 million over the remainder of 2008. These charges consist of approximately $25 million to $35 million in legal, professional, employee and other one time transaction-related costs, $15 million to $20 million in costs associated with repositioning the servicing portfolio, and $10 million to $15 million in contract termination and other miscellaneous costs. Depending on market and other conditions, additional costs could be incurred associated with the continued reduction of the remaining servicing assets as well as fulfillment of certain contractual terms set forth in the Subservicing Agreement referred to in Item 1.01 of this Report. Of the total amount of pre-tax charges, approximately $55 million to $60 million is expected to result in future cash outlays.

This report on Form 8-K contains forward-looking statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, First Horizon’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change.Those forward-looking statements involve significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include events and conditions related to the closing and implementation of the transactions described in this Report and in the Agreements, and related to general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this report, as well as critical accounting estimates and other factors described in First Horizon’s prior filings with the Securities and Exchange Commission this year. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments, other than as may be required by applicable rules of the Commission including, in particular, instructions to this item 2.05.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit #	Description

10.1	Conformed copy of Asset Purchase Agreement dated June 3, 2008 related to the sale of certain mortgage business operations and assets

10.2	Conformed copy of Mortgage Loan Subservicing Agreement dated June 3, 2008 related to the subservicing of certain mortgage loans

10.3	Conformed copy of Servicing Rights Purchase and Sale Agreement dated June 3, 2008 related to the sale of certain mortgage servicing rights assets

All summaries and descriptions of material documents set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreements referred to in Item 1.01, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business agreement. Exceptions to such representations and warranties may be partially or fully waived by such parties, or not enforced by such parties, in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation
(Registrant)

Date: June 4, 2008	By: /s/ D. Bryan Jordan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EX-10.1	Conformed copy of Asset Purchase Agreement dated June 3, 2008 related to the sale of certain mortgage business operations and assets

EX-10.2	Conformed copy of Mortgage Loan Subservicing Agreement dated June 3, 2008 related to the subservicing of certain mortgages

EX-10.3	Conformed copy of Servicing Rights Purchase and Sale Agreement dated June 3, 2008 related to the sale of certain mortgage servicing rights assets